JOHN HANCOCK TRUST
AMENDMENT TO AMENDED AND RESTATED ADVISORY AGREEMENT
     AMENDMENT (the “Amendment”) made this 3rd day of May, 2010, to the Amended and Restated Advisory Agreement dated September 30, 2008, between John Hancock Trust, a Massachusetts business trust (the “Trust”) and John Hancock Investment Management Services, LLC, a Delaware limited liability company (“JHIMS” or the “Adviser”). In consideration of the mutual covenants contained herein, the parties agree as follows:
1. CHANGE IN APPENDIX A
     Appendix A is amended to decrease the advisory fee for the following funds:
Alpha Opportunities Trust
Blue Chip Growth Trust
Equity-Income Trust
Natural Resources Trust
New Income Trust (formerly, the “Spectrum Income Trust”)
Small Cap Value Trust
Heritage Trust (formerly,”Vista Trust”)
(collectively, the “Portfolios”)
2. EFFECTIVE DATE
The Amendment shall become effective with respect to the Portfolio on the later of:
(i) the date of its execution and (ii) approval by the Board of Trustees of the Trust of the Amendment.
     John Hancock Trust
By:
John Hancock Investment Management Services, LLC
By:

APPENDIX A
ADVISORY FEE SCHEDULE
     The Adviser shall serve as investment adviser for each Portfolio of the Trust listed below. The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to each Portfolio, the fee computed separately for such Portfolio at an annual rate as follows (the “Adviser Fee”).
     The term Aggregate Net Assets in the chart below includes the net assets of a Portfolio of the Trust. It also includes with respect to certain Portfolios as indicated in the chart the net assets of one or more other portfolios, but in each case only for the period during which the subadviser for the Portfolio also serves as the subadviser for the other portfolio(s) and only with respect to the net assets of such other portfolio(s) that are managed by the subadviser.
     For purposes of determining Aggregate Net Assets and calculating the Adviser Fee, the net assets of the Portfolio and each other fund of the Trust are determined as of the close of business on the previous business day of the Trust, and the net assets of each portfolio of each other fund are determined as of the close of business on the previous business day of that fund.
     The Adviser Fee for a Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the “Applicable Annual Fee Rate”). The Adviser Fee for each Portfolio shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Portfolio. Fees shall be paid either by wire transfer or check, as directed by the Adviser.
     If, with respect to any Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date of such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

Advisory Fee Schedules

Aggregate Net Assets Include the
Net Assets of the following funds in
addition to the
Trust Portfolio	Trust Portfolio	Advisory Fee of the Trust Portfolio-
500 Index Trust	Index 500 Fund (JHF II)	0.470% — first $500 million; and 0.460% — excess over $500 million.

500 Index Trust B	Not applicable	0.470% — first $500 million; and 0.460% — excess over $500 million.

Active Bond Trust	Active Bond Fund (JHF II)	0.600% — at all asset levels.

All Cap Core Trust	All Cap Core Fund (JHF II)	0.800% — first $500 million; and 0.750% — excess over $500 million.

All Cap Value Trust	All Cap Value Fund (JHF II)	0.850% — first $250 million; 0.800% — next $250 million; and 0.750% — excess over $500 million.

Alpha Opportunities Trust	Alpha Opportunities Fund (JHF II)	1.025% — first $250 million; 1.00%— next $250 million; 0.975% — next $500 million; and 0.950%— excess over $1 billion

American Fundamental Holdings Trust	See below	See below

American Global Diversification Trust	See below	See below

Core Diversified Growth & Income Trust	See below	See below

Balanced Trust	Not applicable	0.84% — first $250 million; and 0.81% — next $250 million; 0.80% — next $500 million; 0.78%— excess over $1 billion

Blue Chip Growth Trust	Blue Chip Growth Fund (JHF II)	0.825% — first $1 billion; and
0.775% — excess over $1 billion.*
*When Aggregate Net Assets exceed $1 billion on any day, the annual rate of advisory fee for that day is 0.800% on the first $1 billion of Aggregate Net Assets.

Bond Trust	Not applicable	0.65% — first $500 million; 0.60%— next $1 billion; 0.575%— next $1 billion; 0.55% — excess over $2.5 billion.

Aggregate Net Assets Include the
Net Assets of the following funds in
addition to the
Trust Portfolio	Trust Portfolio	Advisory Fee of the Trust Portfolio-
Capital Appreciation Trust	Capital Appreciation Fund (JHF II)	0.850% — first $300 million; 0.800% — between $300 million and $500 million; 0.700% — between $500 million and $1 billion; and 0.670% — excess over $1 billion.

Capital Appreciation Value Trust	Not applicable	See below

Core Allocation Trust	See below	See below

Core Allocation Plus Trust	Core Allocation Plus Fund (JHF II)	0.915% — first $500 million; and 0.865% — excess over $500 million

Core Balanced Trust	See below	See below

Core Balanced Strategy Trust	See below	See below

Core Bond Trust	Core Bond Fund (JHF II)	0.690% — first $200 million; 0.640% — next $200 million; and 0.570% — excess over $400 million.

Core Disciplined Diversification Trust	See below	See below

Core Fundamental Holdings Trust	See below	See below

Core Global Diversification Trust	See below	See below

Core Strategy Trust	See below	See below

Disciplined Diversification Trust	Not applicable	0.800% — first $100 million; 0.700% — next $900 million; and 0.650% — excess over $1 billion

Emerging Markets Value Trust	Emerging Markets Value Fund (JHF II)	1.00% — first $100 million; and 0.950% — excess over $100 million.

Equity-Income Trust	Equity-Income Fund (JHF II)	0.825% — first $1 billion; and
0.775% — excess over $1 billion.*
*When Aggregate Net Assets exceed $1 billion on any day, the annual rate of advisory fee for that day is 0.800% on the first $1 billion of Aggregate Net Assets.

Financial Services Trust	Financial Services Fund (JHF II)	0.850% — first $50 million; 0.800% — next $450 million; and 0.750% — excess over $500 million.

Floating Rate Income Trust	Floating Rate Income Fund (JHF II)	0.700% — first $1.1 billion; 0.675% — next $0.90 billion; and 0.650% — excess over $2 billion.

Franklin Templeton Founding Allocation Trust	See below	See below

Aggregate Net Assets Include the
Net Assets of the following funds in
addition to the
Trust Portfolio	Trust Portfolio	Advisory Fee of the Trust Portfolio-
Fundamental Value Trust	Fundamental Value Fund (JHF II)	0.850% — first $50 million; 0.800% — next $450 million; and 0.750% — excess over $500 million.

Global Bond Trust	Global Bond Fund (JHF II)	0.700% — at all asset levels.

Global Trust	See Next Column	0.850% — first $1 billion; and
0.800% — excess over $1 billion.

(Aggregate Net Assets include the net assets of the Global Trust, a series of JHT, the Global Fund, a series of JHF II, the International Value Fund, a series of JHF II and the International Value Trust, a series of JHT.)

Growth Equity Trust	Rainier Growth Fund (JHF III)	0.750% — first 3 billion; 0.725% — next $3 billion; and 0.700% — excess over $6 billion.

Health Sciences Trust	Not applicable	1.050% — first $500 million; and 1.000% — excess over $500 million.

Heritage Trust (formerly, Vista Trust)	Heritage Fund (JHF II)	0.850% — first $400 million; 0.825% — next $600 million; and 0.800% — excess over $1 billion.

High Income Trust	High Income Fund (JHF II)	0.725% — first $150 million; 0.675% — between $150 million and $500 million; 0.650% — between $500 million and $2.5 billion; and 0.600% — excess over $2.5 billion.

High Yield Trust	High Yield Fund (JHF II)	0.700% — first $500 million; and 0.650% — excess over $500 million.

Income Trust	See Next Column	1.075% — first $50 million; 0.915% — between $50 million and $200 million; 0.825% — between $200 million and $500 million; and 0.800% — excess over $500 million.

(Aggregate Net Assets include the net assets of the Income Fund, a series of JHF II, the Income Trust, a series of JHT, the International Value Fund, a series of JHF II, the International Value Trust, a series of JHT, the International Small Cap Fund, a series of JHF II, the Global Trust, a series of JHT, the Global Fund, a series of JHF II, the Mutual Shares Trust, a series of JHT and the Mutual Shares Fund, a series of JHF II.)

International Core Trust	International Core Fund (JHF III)	0.92% — first $100 million; 0.895% — next $900 million; 0.88% — next $1 billion; 0.85% — next $1 billion; 0.825% — next $1 billion; 0.800% — excess over $4 billion.

International Equity Index Trust A	International Equity Index Fund (JHF II)	0.550% — first $100 million; and 0.530% — excess over $100 million.

Aggregate Net Assets Include the
Net Assets of the following funds in
addition to the
Trust Portfolio	Trust Portfolio	Advisory Fee of the Trust Portfolio-
International Equity Index Trust B	Not applicable	0.550% — first $100 million; and 0.530% — excess over $100 million.

International Index Trust	Not applicable	0.49% — first $500 million; 0.475% — excess over $500 million.

International Opportunities Trust	International Opportunities Fund (JHF II)	0.900% — first $750 million; 0.850% — between $750 million and $1.5 billion; and 0.800% — excess over $1.5 billion.

International Small Company Trust	International Small Company Fund (JHF II)	1.000% first $100 million; 0.950% excess over $100 million

International Value Trust	See Next Column	0.950% — first $200 million; 0.850% — next $300 million; and 0.800% — excess over $500 million.

(Aggregate Net Assets include the net assets of the International Value Trust, a series of JHT, the International Value Fund, a series of JHF II, the Global Fund, a series of JHF II and the Global Trust, a series of JHT.)

Investment Quality Bond Trust	Investment Quality Bond Fund (JHF II)	0.600% — first $500 million; and 0.550% — excess over $500 million.

Large Cap Trust	Large Cap Fund (JHF II)	0.780% — first $250 million; 0.730% — next $250 million; 0.680% — next $250 million; and 0.650% — excess over $750 million.

Large Cap Value Trust	Large Cap Value Fund (JHF II)	0.825% — first $500 million; 0.800% — next $500 million; 0.775% — next $500 million; 0.720% — next $500 million; and 0.700% — excess over $2 billion

Lifecycle Trusts	See below	See below

Lifestyle Trusts	See below	See below

Mid Cap Index Trust	Mid Cap Index Fund (JHF II)	0.490% — first $250 million; 0.480% — next $250 million; and 0.460% — excess over $500 million.

Mid Cap Stock Trust	Mid Cap Stock Fund (JHF II	0.875% — first $200 million; 0.850% — next $300 million; and 0.825% — excess over $500 million.

Mid Cap Value Equity Trust	Mid Cap Value Equity Fund (JHF II)	0.875% — first $250 million; and 0.850% — next $250 million; 0.825% — next $500 million; and 0.800% — excess over $1 billion.

Mid Value Trust	Mid Value Fund (JHF II)	1.050% — first $50 million; and 0.950% — excess over $50 million.

Money Market Trust	Money Market Fund (JHF II)	0.500% — first $500 million; and 0.470% — excess over $500 million.

Aggregate Net Assets Include the
Net Assets of the following funds in
addition to the
Trust Portfolio	Trust Portfolio	Advisory Fee of the Trust Portfolio-
Money Market Trust B	Not applicable	0.500% — first $500 million; and 0.470% — excess over $500 million.

Mutual Shares Trust	Mutual Shares Fund (JHF II)	0.960% — at all asset levels.

Natural Resources Trust	Natural Resources Fund (JHF II)	1.000% — first $1 billion; 0.975% — next $1 billion; 0.950% — excess over $2 billion.

New Income Trust (formerly, “Spectrum Income Trust”)	Not Applicable	0.800% — first $50 million*; 0.750% — next $50 million*#; 0.675% — next $150 million*; 0.625% — next $250 million*; and 0.600% — excess over $500 million*.

*The annual rate of the advisory fee on all the net assets of the New Income Trust on any day shall not exceed 0.725%.

#When net assets of the New Income Trust exceed $100 million on any day, the annual rate of advisory fee for that day is 0.750% on the first $100 million of net assets of the New Income Trust.

Optimized All Cap Trust	Not applicable	0.675% — first $2.50 billion; and 0.650% — excess over $2.50 billion.

Optimized Value Trust	Optimized Value Fund (JHF II)	0.700% — first $500 million; 0.650% — next $500 million; and 0.600% — excess over $1 billion.

Real Estate Securities Trust	Real Estate Securities Fund (JHF II)	0.700% — at all asset levels.

Real Return Bond Trust	Real Return Bond Fund (JHF II)	0.700% — first $1 billion; and 0.650% — excess over $1 billion.

Science & Technology Trust	Science & Technology Fund (JHF II)	1.050% — first $500 million; and 1.000% — excess over $500 million.

Short Term Government Income Trust	Short Term Government Income Fund (JHF II)	0.570% — first $250 million; and 0.550% — excess over $250 million.

Small Cap Growth Trust	Small Cap Growth Fund (JHF II)	1.100% — first $100 million; 1.050% — excess over $100 million.

Small Cap Index Trust	Small Cap Index Fund JHF II)	0.490% — first $250 million; 0.480% — next $250 million; and 0.460% — excess over $500 million.

Aggregate Net Assets Include the
Net Assets of the following funds in
addition to the
Trust Portfolio	Trust Portfolio	Advisory Fee of the Trust Portfolio-
Small Cap Opportunities Trust	Small Cap Opportunities Fund (JHF II)	1.000% — first $500 million; 0.950% — next $500 million; 0.900% — next $1 billion; 0.850%— excess over $2 billion;

Small Cap Value Trust	Small Cap Value Fund (JHF II)	1.100% — first $100 million; 1.050% — next $500 million; and 1.000% — excess over $600 million.

Small Company Growth Trust	See next column	1.050% — first $250 million; and 1.000% — excess over $250 million.

(Aggregate Net Assets include the net assets of the Small Company Growth Trust. However, the applicable rate is 1.000% of all net assets of the Fund when the Aggregate Net Assets of the following funds exceed $1 billion: the Small Company Growth Trust, a series of JHT and the Small Company Growth Fund, a series of JHF II.)

Small Company Value Trust	Small Company Value Fund (JHF II)	1.050% — first $500 million; and 1.000% — excess over $500 million.

Smaller Company Growth Trust	Smaller Company Growth Fund (JHF II)	1.100% — first $125 million; 1.050%— next $250 million; 1.00%— next $625 million; and
0.950% — excess over $1 billion.

Strategic Bond Trust	Strategic Bond Fund (JHF II)	0.700% — first $500 million; and 0.650% — excess over $500 million.

Strategic Income Opportunities Trust	Strategic Income Opportunities Fund (JHF II)	0.725% — first $500 million; and 0.650% — excess over $500 million.

Total Bond Market Trust A	Not applicable	0.470% — all asset levels.

Total Bond Market Trust B	Not applicable	0.470% — all asset levels

Total Return Trust	Total Return Fund (JHF II)	See below

Total Stock Market Index Trust	Total Stock Market Index Fund (JHF II)	0.490% — first $250 million; 0.480% — next $250 million; and 0.460% — excess over $500 million.

U.S. High Yield Bond Trust	U.S. High Yield Bond Fund (JHF II)	0.750% — first $200 million; and 0.720% — excess over $200 million.

Aggregate Net Assets Include the
Net Assets of the following funds in
addition to the
Trust Portfolio	Trust Portfolio	Advisory Fee of the Trust Portfolio-
U.S. Multi Sector Trust	U.S. Multi Sector Fund (JHF II)	0.780% — first $500 million; 0.760% — next $500 million; 0.750% — next $1.5 billion; and 0.740% — excess over $2.5 billion.

Utilities Trust	Utilities Fund (JHF II)	0.825% — first $600 million; 0.800% — next $300 million; 0.775% — next $600 million; and 0.700% — excess over $1.5 billion.

Value & Restructuring Trust	Value & Restructuring Fund (JHF II)	0.825% — first $500 million; 0.800% — next $500 million; and 0.775% — excess over $1 billion.

Value Trust	Value Fund (JHF II)	0.750% — first $200 million; 0.725% — next $300 million; and 0.650% — excess over $500 million.

Capital Appreciation Value Trust
If net assets are less than $500 million, the following fee schedule shall apply:

	First $250 million of	Excess Over $250 million of
Portfolio	Net Assets	Net Assets
Capital Appreciation Value Trust	0.950%	0.850%
If net assets equal or exceed $500 million but are less than $2 billion, the following fee schedule shall apply:

	First $1 billion of	Excess Over $1 billion of Net
Portfolio	Net Assets	Assets
Capital Appreciation Value Trust	0.850%	0.800%
If net assets equal or exceed $2 billion but are less than $3 billion, the following fee schedule shall apply:

	First $500 million of	Excess Over $500 million of
Portfolio	Net Assets	Net Assets
Capital Appreciation Value Trust	0.850%	0.800%
If net assets equal or exceed $3 billion, the following fee schedule shall apply:

Portfolio	All Asset Levels
Capital Appreciation Value Trust	0.800%

Total Return Trust
     The Adviser shall serve as investment adviser for the Portfolio of the Trust listed below. The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to the Portfolio, the fee computed separately for the Portfolio at an annual rate as follows (the “Adviser Fee”).
Pacific Investment Management Company (“PIMCO”) is the Subadviser to the Portfolio
During the period during which PIMCO is the subadviser to the Portfolio, if Relationship Net Assets* equal or exceed $3 Billion, the following fee schedule shall apply:

	First	Excess Over
	$1 Billion	$1 Billion
	of Total Return	of Total Return
Portfolio	Net Assets**	Net Assets**
Total Return Trust	0.700%	0.675%
If Relationship Net Assets* are less than $3 Billion, the following fee schedule shall apply:

Portfolio	All Asset Levels
Total Return Trust	0.700%

*	The term Relationship Net Assets shall mean the aggregate net assets of all portfolios of the John Hancock Trust and the John Hancock Funds II that are subadvised by PIMCO. These funds currently include the Total Return Trust, the Real Return Bond Trust and the Global Bond Trust, each a series of the Trust, and the Total Return Fund, the Real Return Bond Fund and the Global Bond Fund, each a series of John Hancock Funds II.
PIMCO is not the Subadviser to the Portfolio
If PIMCO is not the subadviser to the Portfolio, the following fee schedule shall apply:

	First	Excess Over
	$1 Billion	$1 Billion
	of Total Return	of Total Return
Portfolio	Net Assets**	Net Assets**
Total Return Trust	0.700%	0.675%

**	The term Total Return Net Assets includes the net assets of the Portfolio. It also includes with respect to the Portfolio the net assets of the Total Return Fund, a series of John Hancock Funds II but only for the period during which the subadviser for the Portfolio also serves as the subadviser for the Total Return Fund. For purposes of determining Total Return Net Assets and calculating the Advisory Fee, the net assets of the Portfolio are determined as of the close of business on the previous business day of the Trust, and the net assets of the Total Return Trust are determined as of the close of business on the previous business day of that fund.
     The Adviser Fee for a Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Total Return Net Assets divided by (ii) Total Return Net Assets (the “Applicable Annual Fee Rate”). The Adviser Fee for each Portfolio shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Portfolio. Fees shall be paid either by wire transfer or check, as directed by the Adviser.
     If, with respect to any Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

Funds of Funds
     The Adviser shall serve as investment adviser for each of the Trusts named below (each a “Fund of Funds”):

Core Allocation Trust	Lifecycle 2035 Trust
Core Balanced Trust	Lifecycle 2040 Trust
Core Balanced Strategy Trust	Lifecycle 2045 Trust
Core Disciplined Diversification Trust	Lifecycle 2050 Trust
Core Fundamental Holdings Trust	(collectively, the “Lifecycle Trusts”)
Core Global Diversification Trust
Core Strategy Trust	Lifestyle Aggressive Trust
Franklin Templeton Founding Allocation Trust	Lifestyle Balanced Trust
Lifestyle Conservative Trust
Lifecycle 2010 Trust	Lifestyle Growth Trust
Lifecycle 2015 Trust	Lifestyle Moderate Trust
Lifecycle 2020 Trust	(collectively, the “Lifestyle Trusts”)
Lifecycle 2025 Trust
Lifecycle 2030 Trust
Certain Definitions:
     “Affiliated Fund Assets” means the net assets or Aggregate Net Assets (as applicable) of a Fund of Funds that are invested in Affiliated Funds.
     “Affiliated Funds” are any fund of John Hancock Trust (“JHT”), John Hancock Funds II (“JHF II”) or John Hancock Funds III (“JHF III”), excluding the following funds of JHT: the Money Market Trust B, 500 Index Trust B, International Equity Index Trust B and Total Bond Market Trust B. In the case of Core Fundamental Holdings Trust and Core Global Diversification Trust, Affiliated Funds also includes the funds of American Fund Insurance Series.
     “Aggregate Net Assets” of a Fund of Funds means the net assets of the Fund of Funds and the net assets of one or more other Funds of JHT, JHF II or JHF III, but only with respect to and for so long as such other Fund or Funds are managed by the same subadviser as the Fund of Funds.
     “Other Assets” means the net assets or Aggregate Net Assets, as applicable, of a Fund of Funds that are not invested in Affiliated Funds.
Adviser Fee:
     The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to each Fund of Funds , a fee computed separately for each Fund of Funds as follows (the “Adviser Fee”).
     The Adviser Fee for each Fund of Funds has two components: (a) a fee on Affiliated Fund Assets; and (b) a fee on Other Assets. Each such fee shall each be accrued and paid daily to the Adviser for each calendar day. The daily Adviser Fee for each Fund of Funds shall be the sum of the daily fee on Affiliated Fund Assets and the daily fee on Other Assets. Fees shall be paid either by wire transfer or check, as directed by the Adviser.
          (a) Fee on Affiliated Fund Assets. The fee on Affiliated Fund Assets is stated as an annual percentage of the current value of either the net assets or the Aggregate Net Assets (as applicable) of the Fund of

Funds, in each case determined in accordance with the fee schedule set forth below for the Fund of Funds, and that percentage rate (the “Applicable Annual Affiliated Funds Fee Rate”) is applied to the Affiliated Fund Assets of the Fund of Funds. For each day the Applicable Annual Affiliated Funds Fee Rate for the Fund of Funds shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates for Affiliated Fund Assets in the fee schedule to the applicable portions of the net assets or Aggregate Net Assets of the Fund of Funds divided by (ii) the net assets or Aggregate Net Assets, respectively, of the Fund of Funds. The daily fee accrual on Affiliated Fund Assets will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Affiliated Funds Fee Rate, and multiplying this product by the Affiliated Fund Assets of the Fund of Funds.
          (b) Fee on Other Assets. The fee on Other Assets is stated as an annual percentage of the current value of either the net assets or the Aggregate Net Assets (as applicable) of the Fund of Funds, in each case determined in accordance with the fee schedule set forth below for the Fund of Funds, and that percentage rate (the “Applicable Annual Other Assets Fee Rate”) is applied to the Other Assets of the Fund of Funds. For each day the Applicable Annual Other Assets Fee Rate for the Fund of Funds shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates for Other Assets in the fee schedule to the applicable portions of the net assets or Aggregate Net Assets of the Fund of Funds, divided by (ii) the net assets or Aggregate Net Assets, respectively, of the Fund of Funds. The daily fee accrual on Other Assets will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Other Assets Fee Rate, and multiplying this product by the Other Assets of the Fund of Funds.
     Net assets, Aggregate Net Assets, Affiliated Fund Assets and Other Assets with respect to a Fund of Funds shall be determined as of the close of business on the previous business day of JHT for JHT Funds, as of the close of business on the previous business day of JHF II for JHF II Funds and as of the close of business on the previous business day of JHF III for JHF III Funds.
     If, with respect to any Fund of Funds, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Affiliated Funds Fee Rate or the Applicable Annual Other Assets Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.
Fee Schedules:

	Rates Applied to Net Assets of the Fund of Funds
Fund of Funds	Affiliated Fund Assets		Other Assets
	First	Excess Over	First	Excess Over
	$500 million	$500 million	$500 million	$500 million
Core Allocation Trust	0.050%	0.040%	0.500%	0.490%
Core Balanced Trust	0.050%	0.040%	0.500%	0.490%
Core Balanced Strategy Trust	0.050%	0.040%	0.500%	0.490%
Core Disciplined Diversification Trust	0.050%	0.040%	0.500%	0.490%
Core Fundamental Holdings Trust	0.050%	0.040%	0.500%	0.490%
Core Global Diversification Trust	0.050%	0.040%	0.500%	0.490%
Core Strategy Trust	0.050%	0.040%	0.500%	0.490%
Franklin Templeton Founding Allocation Trust	0.050%	0.040%	0.500%	0.490%

Lifecycle Trusts

Rates Applied to Aggregate Net Assets of the Fund of Funds (1)
Fund of Funds	Affiliated Fund Assets		Other Assets
	First	Excess Over	First	Excess Over
	$7.5 billion	$7.5 billion	$7.5 billion	$7.5 billion
Each Lifecycle Trust	0.060%	0.050%	0.510%	0.500%

(1)	Aggregate Net Assets. For each Lifecycle Trust, Aggregate Net Assets include the net assets of all the JHT Lifecycle Trusts and the net assets of all the JHF II Lifecycle Portfolios. The JHF II Lifecycle Portfolios are: the Lifecycle 2010 Portfolio, Lifecycle 2015 Portfolio, Lifecycle 2020 Portfolio, Lifecycle 2025 Portfolio, Lifecycle 2030 Portfolio, Lifecycle 2035 Portfolio, Lifecycle 2040 Portfolio, Lifecycle 2045 Portfolio and Lifecycle 2050 Portfolio.
Lifestyle Trusts

Rates Applied to Aggregate Net Assets of the Fund of Funds (1)
Fund of Funds	Affiliated Fund Assets		Other Assets
	First	Excess Over	First	Excess Over
	$7.5 billion	$7.5 billion	$7.5 billion	$7.5 billion
Each Lifestyle Trust	0.050%	0.040%	0.500%	0.490%

(1)	Aggregate Net Assets. For each Lifestyle Trust, Aggregate Net Assets include the net assets of all the JHT Lifestyle Trusts and the net assets of all the JHF II Lifestyle Portfolios. The JHF II Lifestyle Portfolios are: the Lifestyle Aggressive Portfolio, Lifestyle Balanced Portfolio, Lifestyle Conservative Portfolio, Lifestyle Growth Portfolio and Lifestyle Moderate Portfolio.

American Fund of Funds
American Fundamental Holdings Trust
American Global Diversification Trust
Core Diversified Growth & Income Trust
Advisory Fee
0.050% — first $500 million of Aggregate Net Assets*

0.040% — excess over $500 million of Aggregate Net Assets*

*	Aggregate Net Assets include the net assets of the following funds:
John Hancock Trust

American Fundamental Holdings Trust
American Global Diversification Trust
Core Diversified Growth & Income Trust
John Hancock Funds II

Core Fundamental Holdings Fund
Core Global Diversification Fund
Core Diversified Growth &Income Fund